UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2005

NASHUA CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	1-05492 (Commission File Number)	02-0170100 (I.R.S. Employer Identification No.)

11 Trafalgar Square, Suite 201
Nashua, New Hampshire 03063
(Address of principal executive offices)

(603) 880-2323
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement
Item 1.02 – Termination of a Material Definitive Agreement
SIGNATURES

Item 1.01 – Entry into a Material Definitive Agreement

     On March 9, 2005, Nashua Corporation entered into a separation and general release agreement with Robert S. Amrein, Vice President, General Counsel and Clerk of Nashua. The separation and general release agreement terminated the change of control and severance agreement between Nashua and Mr. Amrein dated December 15, 2000.

     Under the terms of the separation and general release agreement, Mr. Amrein’s employment with Nashua will terminate effective July 1, 2005. If Mr. Amrein works from March 9, 2005 through July 1, 2005 and his employment is not terminated by Nashua for cause, as defined in the separation and general release agreement, he will be entitled to receive his base salary accrued through the last day of his employment, plus salary continuation and medical and dental benefits for an additional period of one year.

     Under the terms of the separation and general release agreement, if there is a change of control of Nashua, as defined in the separation and general release agreement, prior to December 31, 2005 and Mr. Amrein’s employment with Nashua is not terminated by Nashua for cause prior to July 1, 2005, Mr. Amrein will be entitled to receive a severance payment. The amount of the severance payment will be equal to the sum of Mr. Amrein’s accrued but unpaid base salary and vacation pay, plus the sum of his annual salary and annual bonus, plus a lump-sum payment of the actuarial equivalent of the retirement plan benefits Mr. Amrein would have received if his employment with Nashua had continued for a period of three years from the date of the change of control. Additionally, Mr. Amrein would be entitled to continued welfare plan benefits, such as medical, dental, disability and life insurance, at a level offered to other peer executives for a period of three years from the date of the change of control. The amount of the severance payment, if any, upon a change of control payable to Mr. Amrein will be reduced by the amount of any salary continuation payments previously paid to Mr. Amrein.

     Additionally, Nashua and Mr. Amrein agreed to a mutual release of all claims arising out of, or in connection with, Mr. Amrein’s employment.

Item 1.02 – Termination of a Material Definitive Agreement

     As discussed above in Item 1.01, on March 9, 2005 Nashua entered into a separation and general release agreement with Robert S. Amrein, that terminated the change of control and severance agreement between Nashua and Mr. Amrein dated December 15, 2000. The disclosure contained in “Item 1.01 — Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

     The terminated change of control and severance agreement with Mr. Amrein had provided that if there was a change of control of Nashua, for a period of three years after the change of control, Mr. Amrein would have been entitled to a severance payment equal to the sum of his annual salary and annual bonus if Nashua terminated his employment without cause or if he terminated his employment with Nashua for good reason. The terminated severance agreement also had provided that if Nashua terminated Mr. Amrein’s employment without cause prior to a change of control of Nashua or more than three years after a change of control, Mr. Amrein would have been entitled to receive salary continuation and medical and dental benefits for a period of one year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASHUA CORPORATION
Date: March 15, 2005	By	/s/ John L. Patenaude
John L. Patenaude
Vice President-Finance, Chief Financial Officer and Treasurer